                         [MARRIOTT LOGO APPEARS HERE]

                         MARRIOTT INTERNATIONAL, INC.

                                  March 1998

NEW MARRIOTT INTERNATIONAL
1997

SALES
$9.0 BILLION

[GRAPHIC: pie chart showing following sections: Lodging 77%; Contract Services 23%]


OPERATING PROFIT
$609 MILLION

[GRAPHIC: pie chart showing following sections: Lodging 93%; Contract
Services 7%]

NEW MARRIOTT INTERNATIONAL
OPERATING RESULTS
($ MILLIONS EXCEPT EPS)

                                  1997            1996          % CHANGE
                                -------         --------        --------
SALES
        LODGING                 $ 7,008         $  5,854           20%
        CONTRACT SERVICES         2,038            1,413           44%
                                -------         --------
                                $ 9,046         $  7,267           24%

OPERATING PROFIT
        LODGING                 $   569         $    452           26%
        CONTRACT SERVICES            40               56          (29)%
                                -------         --------
                                $   609         $    508           20%

        NET INCOME              $   324         $    270           20%

        DILUTED EPS*            $  1.19         $   0.99           20%

*Proforma
                                      -2-

LODGING STATISTICS*
1997


                                                ROOM RATE       REVPAR
                                                ---------       ------

MARRIOTT HOTELS, RESORTS & SUITES               +  9%           +  9%
RITZ-CARLTON                                    +  5%           + 10%
RENAISSANCE HOTELS                              +  7%           +  6%
COURTYARD                                       +  8%           +  8%
RESIDENCE INN                                   +  8%           +  6%
FAIRFIELD INNS AND SUITES                       +  2%            --



* Comparable company-operated U.S. properties

LODGING UNIT GROWTH

HOTELS
[GRAPHIC: bar graph showing 1995: 1,006; 1996: 1,152; 1997: 1,478]

ROOMS
[GRAPHIC: bar graph showing 1995: 208,400; 1996: 226,600; 1997: 297,100]

                   MARRIOTT LODGING WORLDWIDE HOTELS - 1997

                            [GRAPHIC: Map of World]



REGION                                  HOTELS           ROOMS
------                                  ------          -------
UNITED STATES                            1,243          232,800
OTHER AMERICAS*                             36           12,400
ASIA/PACIFIC                                65           21,900
EUROPE, MIDDLE EAST, AND AFRICA            134           30,000
                                        ------          -------
        TOTAL                            1,478          297,100

* Includes Canada, Mexico, Caribbean, and South America

REVENUE PER AVAILABLE ROOM PREMIUM


[GRAPHIC: BAR GRAPH SHOWING REVPAR PREMIUM (BY PERCENTAGE) FOR MARRIOTT LODGING BRANDS AS FOLLOWS:

                BRAND                   REVPAR PREMIUM
                -----                   --------------

                RENAISSANCE                   94%
                MARRIOTT HOTELS (U.S.)       112%
                FAIRFIELD INN                112%
                COURTYARD                    113%
                RITZ-CARLTON                 121%
                RESIDENCE INN                124%
                MARRIOTT HOTELS (INT'L)    120-125%]


SOURCE:  SMITH TRAVEL RESEARCH, MARRIOTT,  1997

LODGING
1997 OPERATING PROFIT

[GRAPHIC: pie chart showing following sections: Base Fees 33%; Profit Participations 35%; Franchise Fees 17%; Vacation Club 11%; Land Rent 4%; and total, $569 million]

NEW MARRIOTT INTERNATIONAL
1997 DISCRETIONARY INVESTMENT OUTLAYS

[GRAPHIC: Pie chart showing following sections: Renaissance Acquisition $1,000M; Timeshare, net $130M; Managed and Franchised Lodging $140M; Owned Lodging $200M; Senior Living Services $290M; Other $70M; Total $1.8 Billion]

NEW MARRIOTT INTERNATIONAL
1997 ASSET SALES*
($ MILLIONS)

     SENIOR LIVING SERVICES                            $  740
     COURTYARD & RESIDENCE INNS                           278
     MARRIOTT MANAGEMENT SERVICES U.K.                     50
     LOANS                                                 86
                                                      --------
                                                       $1,154
                                                      ========

*INCLUDES SALES CLOSING IN 1998

NEW MARRIOTT INTERNATIONAL
BALANCE SHEET
($ MILLIONS)

                                         1997         1996
                                       --------     --------
     CURRENT ASSETS                     $1,367       $  984
     PROPERTY & EQUIPMENT                1,537        1,824
     INTANGIBLES                         1,448          333
     INVESTMENTS IN AFFILIATES             530          491
     OTHER                                 675          566
                                       --------     --------
                                        $5,557       $4,198
                                       ========     ========

     CURRENT LIABILITIES                $1,639       $1,404
     LONG-TERM DEBT                        422          681
     OTHER                                 910          669
     SHAREHOLDERS EQUITY                 2,586        1,444
                                       --------     --------
                                        $5,557       $4,198
                                       ========     ========

NEW MARRIOTT INTERNATIONAL
DILUTED EARNINGS PER SHARE*


[GRAPHIC: Bar graph showing 1994: $0.61; 1995: $0.83; 1996: $0.99;
1997: $1.19]


*PROFORMA

THIS PRESENTATION CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF FEDERAL SECURITIES LAW, INCLUDING STATEMENTS CONCERNING THE NUMBER OF LODGING AND SENIOR LIVING COMMUNITIES EXPECTED TO BE ADDED IN FUTURE YEARS, PLANNED TRANSACTIONS AND THEIR INTENDED RESULTS, AND SIMILAR STATEMENTS CONCERNING ANTICIPATED FUTURE EVENTS AND EXPECTATIONS THAT ARE NOT HISTORICAL FACTS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESENTATION ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE EFFECTS OF ECONOMIC CONDITIONS; SUPPLY AND DEMAND CHANGES FOR HOTEL ROOMS, VACATION TIMESHARING INTERVALS AND SENIOR LIVING ACCOMMODATIONS; COMPETITIVE CONDITIONS IN THE LODGING AND CONTRACT SERVICES INDUSTRIES; RELATIONSHIPS WITH CLIENTS AND PROPERTY OWNERS; THE IMPACT OF GOVERNMENT REGULATIONS; AND THE AVAILABILITY OF CAPITAL TO FINANCE GROWTH, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS HEREIN.